Exhibit 99.1

Pentair, Inc.

5500 Wayzata Blvd., Suite 800

MInneapolis, MN 55416

763 545 1730 Tel

763 656 5400 Fax

News Release

Pentair Provides Financial Outlook for 2012;

Updates Full Year 2011 Outlook;

and Raises Dividend

•	Company provided full year 2012 EPS outlook of $2.60 to $2.75

•	Raised dividend for 36th consecutive year, up 10 percent

•	Updated full year 2011 reported EPS outlook to a range of $2.20 to $2.22; updated adjusted EPS to a range of $2.38 to $2.40, up 19 to 20 percent from the prior year

All financial information and period-to-period references are on a continuing operations basis unless otherwise noted. Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.

MINNEAPOLIS, Minn. — December 14, 2011 — Pentair, Inc. (NYSE: PNR) today provided its outlook for 2012 and updated its fourth quarter and full year 2011 sales and earnings outlook.

For full year 2012, the company is providing a net earnings per diluted share from continuing operations (EPS) outlook of $2.60 to $2.75, which represents an increase of 9 to 15 percent from the mid-point of the updated, adjusted 2011 outlook. The company anticipates full year 2012 sales to be in the range of approximately $3.7 billion to $3.8 billion, or up 7 to 10 percent, which includes a three- to four-percentage point favorable impact from the CPT acquisition. The company expects to continue generating free cash flow in excess of net income for 2012.

“Despite global economic uncertainties, we continue to expect solid sales and earnings growth in 2012,” said Randall J. Hogan, Chairman and Chief Executive Officer. “We expect balanced growth in 2012, with a moderate volume increase, an improved price/cost dynamic and greater productivity and cost savings. We continue to make meaningful advancements in our strategy as we invest in innovation, technology and global capabilities that position us well to deliver long-term, sustainable growth.”

Pentair’s board of directors approved an increase in the company’s quarterly cash dividend of two cents per share, effective with the quarterly dividend payable in the first quarter of 2012. The new quarterly dividend equates to an annual cash dividend of $0.88 cents per share, representing a 10 percent increase from the previous $0.80 per share.

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Pentair expects fourth quarter 2011 reported EPS to be in the range of $0.51 to $0.53. Excluding acquisition related costs, the company expects adjusted fourth quarter 2011 EPS in the range of $0.53 to $0.55, which compares to a previous outlook range of $0.59 to $0.62. The updated outlook reflects lower than expected western European sales, along with lower than expected residential water treatment component volume and the related negative impact on operating income, offset, in part, by more productivity. The company expects further repositioning actions in the fourth quarter not yet reflected in this 2011 EPS outlook.

As a result, Pentair now expects full year 2011 reported EPS in the range of $2.20 to $2.22. Excluding acquisition related costs and restructuring charges, the company expects adjusted full year 2011 EPS in the range of $2.38 to $2.40, an increase of 19 to 20 percent from the prior year.

“Although we are disappointed with the lowered fourth quarter 2011 volume expectations, our updated outlook still reflects continued margin expansion and double digit earnings growth at the mid-point. We are seeing a more favorable price and cost environment, along with increased productivity and cost initiatives that we expect to accelerate into 2012. We will continue to invest and drive initiatives that strengthen our portfolio and position us well for sustainable, profitable growth next year and beyond.”

CONFERENCE CALL

Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the company’s outlook on a two-way conference call with investors at 9 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investors section of the company’s website (www.pentair.com) shortly before the call begins. Reconciliation of non-GAAP financial measures are set forth in the attachments to this release and in the presentation, both of which can be found on Pentair’s web site. The webcast and presentation will be archived at the same site following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

Any statements made about the company’s anticipated financial results are forward-looking statements subject to risks and uncertainties such as our ability to integrate the CPT acquisition successfully; the magnitude, timing and scope of recovery from the global economic downturn or any potential future downturn; the strength of housing and related markets; the risk that expected benefits from restructuring and other cost reduction plans may not be fully realized, or may take longer to realize than expected; foreign currency effects; material inflation outpacing our productivity and pricing actions; retail, commercial and industrial demand; increased risks associated with operating foreign businesses; product introductions; pricing and other competitive pressures; and the company’s ability to achieve its long-term strategic operating goals, as well as other risk factors set forth in our SEC filings. Forward-looking statements included herein are made as of the date hereof, and the company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances. Actual results could differ materially from anticipated results.

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ABOUT PENTAIR, INC.

Pentair (www.pentair.com) is a global diversified industrial company headquartered in Minneapolis, Minnesota. Its Water Group is a global leader in providing innovative products and systems used worldwide in the movement, treatment, storage and enjoyment of water. Pentair’s Technical Products Group is a leader in the global enclosures and thermal management markets, designing and manufacturing thermal management products and standard, modified, and custom enclosures that protect sensitive electronics and the people that use them. With 2010 revenues of $3.0 billion, Pentair employs approximately 15,000 people worldwide.

PENTAIR CONTACTS:

Sara Zawoyski

Vice President, Investor Relations

Tel.: (763) 656-5575

E-mail: sara.zawoyski@pentair.com

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Pentair, Inc. and Subsidiaries

Reconciliation of the GAAP “As Reported” year ending December 31, 2011 to the “Adjusted” non-GAAP excluding the effect of 2011 adjustments (Unaudited)

Total Pentair	First Quarter	Second Quarter	Third Quarter	Estimated * Fourth Quarter	Estimated * Year
In thousands, except per-share data	2011	2011	2011	2011	2011
Net sales	$790,273	$910,175	$890,546	$850,000 - $870,000	approx $ 3.5B

Operating income—as reported	86,177	109,422	92,903	91,000 - 93,000	approx 380 - 382M
% of net sales	10.9%	12.0%	10.4%	10.5% - 11.0%	approx 11%
Adjustments:
CPT deal related costs	1,709	6,136	—	—
Restructuring	—	—	2,079
Inventory step-up and customer backlog	197	5,256	5,798	approx 2,000	approx 23M

Operating income—as adjusted	88,083	120,814	100,780	93,000 - 95,000	approx 403 - 405M
% of net sales	11.1%	13.3%	11.3%	approx 11%	11.5% - 12.0%
Net income from continuing operations attributable to Pentair, Inc.—as reported	50,541	66,712	51,092	50,000 - 53,000	approx 218 - 221M
Adjustments net of tax	1,287	8,803	6,561	approx 2,000	approx 19M

Net income from continuing operations attributable to Pentair, Inc.—as adjusted	51,828	75,515	57,653	52,000 - 55,000	approx 237 - 240M

Continuing earnings per common share attributable to Pentair, Inc.—diluted
Diluted earnings per common share—as reported	$0.51	$0.67	$0.51	$0.51 - $0.53	$2.20 - $2.22
Adjustments	0.01	0.08	0.07	0.02	0.18

Diluted earnings per common share—as adjusted	$0.52	$0.75	$0.58	$0.53 - $0.55	$2.38 - $2.40

*	Does not reflect an anticipated restructuring charge for the fourth quarter of 2011 that has not yet been quantified.

Pentair, Inc. and Subsidiaries

Reconciliation of the GAAP “As Reported” year ending December 31, 2011 to the “Adjusted” non-GAAP excluding the effect of 2011 adjustments (Unaudited)

Water	First Quarter	Second Quarter	Third Quarter	Estimated * Fourth Quarter	Estimated * Year
In thousands	2011	2011	2011	2011	2011
Net sales	$ 515,368	$ 631,944	$ 614,557	$ 600,000 - $615,000	approx $2.4B

Operating income—as reported	56,528	84,521	59,608	63,000 - 67,000	264 - 268M
% of net sales	11.0%	13.4%	9.7%	approx 10.5 - 11%	approx 11 - 11.5%
Adjustments:
Restructuring	—	—	1,955
Inventory step-up and customer backlog	197	5,256	5,798	approx 2,000	approx 15M

Operating income—as adjusted	56,725	89,777	67,361	65,000 - 69,000	279 - 283M
% of net sales	11.0%	14.2%	11.0%	approx 11%	approx 11.5 - 12%

*	Does not reflect an anticipated restructuring charge for the fourth quarter of 2011 that has not yet been quantified.